EXCHANGE AGREEMENT


                                     BETWEEN

               PREPAID TELECOM CORPORATION, A NEVADA CORPORATION,

                PREPAID TELECOM CORPORATION, A TEXAS CORPORATION,

                                       AND

              THE SHAREHOLDERS OF PREPAID TELECOM CORPORATION-TEXAS


                               Dated July 28, 2000

                               EXCHANGE  AGREEMENT

     THIS EXCHANGE AGREEMENT (hereinafter referred to as this "Agreement"), is entered into as of this 28th day of July 2000, by and among Prepaid Telecom Corporation, a Nevada corporation ("PTC-Nevada"), Prepaid Telecom Corporation, a Texas corporation ("PTC-Texas"), those persons identified in Schedule A-1 attached hereto who are the beneficial owners of 2,625,000 shares of common stock of PTC-Texas ("Common Stock"), which constitutes 100% of the outstanding capital stock of PTC-Texas ("PTC-Texas Shareholders").

                                    PREMISES
                                    --------

     This Agreement provides for the acquisition by PTC-Nevada of all of the issued and outstanding shares of PTC-Texas solely in exchange for voting shares of PTC-Nevada, on the terms and conditions hereinafter provided, all for the purpose of effecting a so-called "tax-free" reorganization pursuant to Sections 368(a)(1)(B) of the Internal Revenue Code of 1954, as amended.

                                    AGREEMENT
                                    ---------

     NOW THEREFORE, on the stated premises and for and in consideration of the mutual covenants and agreements hereinafter set forth and the mutual benefits to the parties to be derived herefrom, it is hereby agreed as follows:

                                    ARTICLE I

                   REPRESENTATIONS, COVENANTS, AND WARRANTIES
                                  OF PTC-NEVADA

     As an inducement to, and to obtain the reliance of the PTC-Texas Shareholders, PTC-Nevada represents and warrants as follows:

     Section  1.01  ORGANIZATION.  PTC-Nevada  is  a corporation duly organized,
                    ------------
validly existing, and in good standing under the laws of the State of Nevada. PTC-Nevada has the corporate power and is duly authorized, qualified, franchised, and licensed under all applicable laws, regulations, ordinances, and orders of public authorities to own all of its properties and assets and to carry on its business in all material respects as it is now being conducted, including qualification to do business as a foreign corporation in the states in which the character and location of the assets owned by it or the nature of the business transacted by it requires qualification. Included in Schedule 1.01 are complete and correct copies of the articles of incorporation, as amended, and bylaws of PTC-Nevada as in effect on the date hereof. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated by this Agreement in accordance with the terms hereof will not, violate any provision of these articles of incorporation or bylaws. PTC-Nevada has taken all action required by laws, its articles of incorporation, its bylaws, or otherwise to authorize the execution and delivery of this Agreement. PTC-Nevada has full power, authority, and legal right and has taken all action required by law, its certificate of incorporation, bylaws, and otherwise to consummate the transactions herein contemplated.

     Section  1.02  CAPITALIZATION.  The authorized capitalization of PTC-Nevada
                    --------------
consists of 24,000,000 shares of common stock, $.001 par value per share, of which 1,375,000 shares are currently issued and outstanding. A shareholder list is set forth in Schedule 1.02. All issued and outstanding shares are legally issued, fully paid, and non-assessable and not issued in violation of the pre-emptive or other rights of any person. There are no options, warrants, rights or convertible securities outstanding to purchase any capital stock of PTC-Nevada.

     Section  1.03  SUBSIDIARIES  AND PREDECESSOR CORPORATIONS.  PTC-Nevada does
                    ------------------------------------------
not have any subsidiaries and does not own, beneficially or of record, any shares of any other corporation.

     Section  1.04  FINANCIAL  STATEMENTS.
                    ---------------------

          (a) Included in Schedule 1.04(a) is the unaudited balance sheet of PTC-Nevada at June 30, 2000, together with an unaudited statement of operations and cash flow from inception (October 1, 1999) through June 30, 2000.

          (b) All such financial statements have been prepared in accordance with generally accepted accounting principles. The audited balance sheet presents fairly as of its date the financial condition of PTC-Nevada. PTC-Nevada did not have, as of the date of such balance sheet, except as and to the extent reflected or reserved against therein, any liabilities or obligations (absolute or contingent) which should be reflected in a balance sheet or the notes thereto, prepared in accordance with generally accepted accounting principles, and all assets reflected therein are properly reported and present fairly the value of the assets of PTC-Nevada in accordance with generally accepted accounting principles. The statements of income, stockholders' equity, and changes in financial condition reflect fairly the information required to be set forth therein by generally accepted accounting principles.

          (c) PTC-Nevada has filed all state, federal, and local income tax returns required to be filed by it from inception to the date hereof. Included in Schedule 1.04(b) are true and correct copies of the federal income tax returns of PTC-Nevada filed since the date of inception. None of such federal income tax returns have been examined by the Internal Revenue Service. Each of such income tax returns reflects the taxes due for the period covered thereby, except for amounts which, in the aggregate, are immaterial.

          (d) PTC-Nevada does not owe any unpaid federal, state, county, local, or other taxes (including any deficiencies, interest, or penalties) through the date hereof, for which PTC-Nevada may be liable in its own right or as a transferee of the assets of, or as a successor to, any other corporation or entity. Furthermore, except as accruing in the normal course of business, PTC-Nevada does not owe any accrued and unpaid taxes to date of this Agreement.

          (e) The books and records, financial and otherwise, of PTC-Nevada are in all material respects complete and correct and have been maintained in accordance with good business and accounting practices.

          (f) PTC-Nevada has good and marketable title to its assets and, except as set forth in the financial statements of PTC-Nevada or the notes thereto, has no material contingent liabilities, direct or indirect, matured or unmatured.

     Section 1.05  INFORMATION.  The information concerning PTC-Nevada set forth
                   -----------
in this Agreement and in Schedules attached hereto is complete and accurate in all material respects and does not contain any untrue statement of a material fact or omit to state a material fact required to make the statements made, in light of the circumstances under which they were made, not misleading.

     Section  1.06  OPTIONS  OR  WARRANTS.  There  are  no  existing  options,
                    ---------------------
warrants, calls, or commitments of any character relating to the authorized and unissued PTC-Nevada common stock.

     Section 1.07  ABSENCE OF CERTAIN CHANGES OR EVENTS.  Except as set forth in
                   ------------------------------------
this  Agreement  or  Schedule  1.07,  since  June  30,  2000:

          (a) there has not been (i) any material adverse change in the business, operations, properties, assets, or condition of PTC-Nevada; or
     (ii) any damage, destruction, or loss to PTC-Nevada (whether or not covered by insurance) materially and adversely affecting the business, operations, properties, assets, or condition of PTC-Nevada;

          (b) PTC-Nevada has not (i) amended its articles of incorporation or bylaws; (ii) declared or made, or agreed to declare or make, any payment of dividends or distributions of any assets of any kind whatsoever to stockholders or purchased or redeemed, or agreed to purchase or redeem, any of its capital stock; (iii) waived any rights of value which in the aggregate are extraordinary or material considering the business of PTC-Nevada; (iv) made any material change in its method of management, operation, or accounting; (v) entered into any other material transaction;
     (vi) made any accrual or arrangement for payment of bonuses or special compensation of any kind or any severance or termination pay to any present or former officer or employee; (vii) increased the rate of compensation payable or to become payable by it to any of its officers or directors or any of its employees whose monthly compensation exceeds $1,000; or (viii) made any increase in any profit sharing, bonus, deferred compensation, insurance, pension, retirement, or other employee benefit plan, payment, or arrangement made to, for, or with its officers, directors, or employees;

          (c) PTC-Nevada has not (i) borrowed or agreed to borrow any funds or incurred, or become subject to, any material obligation or liability (absolute or contingent); (ii) paid any material obligation or liability (absolute or contingent) other than current liabilities reflected in or shown on the most recent PTC-Nevada balance sheet; (iii) sold or transferred, or agreed to sell or transfer, any of its assets, properties, or rights (except assets, properties, or rights not used or useful in its business which, in the aggregate have a value of less than $1,000), or canceled, or agreed to cancel, any debts or claims (except debts or claims which in the aggregate are of a value of less than $1,000); (iv) made or permitted any amendment or termination of any contract, agreement, or license to which it is a party if such amendment or termination is material, considering the business of PTC-Nevada; or (v) issued, delivered, or agreed to issue or deliver any stock, bonds or other corporate securities including debentures (whether authorized and unissued or held as treasury stock); and

          (d) to the best knowledge of PTC-Nevada, PTC-Nevada has not become subject to any law or regulation which materially and adversely affects, or in the future may adversely affect, the business, operations, properties, assets, or condition of PTC-Nevada.

     Section 1.08  TITLE AND RELATED MATTERS. PTC-Nevada has good and marketable
                   -------------------------
title to all of its properties, inventory, interests in properties, and assets, real and personal, which are reflected in the most recent audited balance sheet or acquired after that date (except properties, interests in properties, and assets sold or otherwise disposed of since such date in the ordinary course of business), free and clear of all liens, pledges, charges, or encumbrances except
(a) statutory liens or claims not yet delinquent; (b) such imperfections of title and easements as do not and will not materially detract from or interfere with the present or proposed use of the properties subject thereto or affected thereby or otherwise materially impair present business operations on such properties; and (c) as described in Schedule 1.08. Except as set forth in
Schedule 1.08, PTC-Nevada owns, free and clear of any liens, claims, encumbrances, royalty interests, or other restrictions or limitations of any nature whatsoever, any and all products it is currently manufacturing, including the underlying technology and data, and all procedures, techniques, marketing plans, business plans, methods of management, or other information utilized in connection with PTC-Nevada's business. Except as set forth in Schedule 1.08, no third party has any right to, and PTC-Nevada has not received any notice of infringement of or conflict with asserted rights of others with respect to any product, technology, data, trade secrets, know-how, proprietary techniques, trademarks, service marks, tradenames, or copyrights which, singly or in the aggregate, if the subject of an unfavorable decision, ruling, or finding, would have a materially adverse affect on the business, operations, financial condition, income, or business prospects of PTC-Nevada or any material portion of its properties, assets, or rights.

     Section  1.09  LITIGATION  AND  PROCEEDINGS.  There  are no actions, suits,
                    ----------------------------
proceedings, or investigations pending or, to the knowledge of PTC-Nevada after reasonable investigation, threatened by or against PTC-Nevada or affecting PTC-Nevada or its properties, at law or in equity, before any court or other governmental agency or instrumentality, domestic or foreign, or before any arbitrator of any kind. PTC-Nevada does not have any knowledge of any default on its part with respect to any judgment, order, writ, injunction, decree, award, rule, or regulation of any court, arbitrator, or governmental agency or instrumentality or of any circumstances which, after reasonable investigation, would result in the discovery of such a default.

     Section  1.10  CONTRACTS.
                    ---------

          (a) Except as included or described in Schedule 1.10, there are no material contracts, agreements, franchises, license agreements, or other commitments to which PTC-Nevada is a party or by which it or any of its assets, products, technology, or properties are bound;

          (b) All contracts, agreements, franchises, license agreements, and other commitments to which PTC-Nevada is a party or by which its properties are bound and which are material to the operations of PTC-Nevada taken as a whole are valid and enforceable by PTC-Nevada in all respects, except as limited by bankruptcy and insolvency laws and by other laws affecting the rights of creditors generally;

          (c) PTC-Nevada is not a party to or bound by, and the properties of PTC-Nevada are not subject to, any contract, agreement, other commitment or instrument; any charter or other corporate restriction; or any judgment, order, writ, injunction, decree, or award which materially and adversely affects, or in the future may (as far as PTC-Nevada can now foresee) materially and adversely affect, the business, operations, properties, assets, or condition of PTC-Nevada; and

          (d) Except as included or described in Schedule 1.10 or reflected in the most recent PTC-Nevada balance sheet, PTC-Nevada is not a party to any oral or written (i) contract for the employment of any officer or employee; (ii) profit sharing, bonus, deferred compensation, stock option, severance pay, pension benefit or retirement plan, agreement, or arrangement covered by Title IV of the Employee Retirement Income Security Act, as amended; (iii) agreement, contract, or indenture relating to the borrowing of money; (iv) guaranty of any obligation, other than one on which PTC-Nevada is a primary obligor, for the borrowing of money or otherwise, excluding endorsements made for collection and other guaranties of obligations, which, in the aggregate do not exceed more than one year or providing for payments in excess of $1,000 in the aggregate; (vi) collective bargaining agreement; (vii) agreement with any present or former officer or director of PTC-Nevada or (viii) contract, agreement, or other commitment involving payments by it of more than $1,000 in the aggregate.

     Section  1.11  MATERIAL CONTRACT DEFAULTS.  PTC-Nevada is not in default in
                    --------------------------
any material respect under the terms of any outstanding contract, agreement, lease, or other commitment which is material to the business, operations, properties, assets, or condition of PTC-Nevada and there is no event of default in any material respect under any such contract, agreement, lease, or other commitment in respect of which PTC-Nevada has not taken adequate steps to prevent such a default from occurring.

     Section  1.12  NO  CONFLICT  WITH OTHER INSTRUMENTS.  The execution of this
                    ------------------------------------
Agreement and the consummation of the transactions contemplated by this Agreement will not result in the breach of any term or provision of, or constitute an event of default under, any material indenture, mortgage, deed of trust, or other material contract, agreement, or instrument to which PTC-Nevada is a party or to which any of its properties or operations are subject.

     Section  1.13  GOVERNMENTAL  AUTHORIZATIONS.  PTC-Nevada  has all licenses,
                    ----------------------------
franchises, permits, and other governmental authorizations that are legally required to enable it to conduct its business in all material respects as conducted on the date hereof. Except for compliance with federal and state securities and corporation laws, as hereinafter provided, no authorization, approval, consent, or order of, or registration, declaration, or filing with, any court or other governmental body is required in connection with the execution and delivery by PTC-Nevada of this Agreement and the consummation by PTC-Nevada of the transactions contemplated hereby.

     Section  1.14  COMPLIANCE  WITH  LAWS  AND  REGULATIONS.  PTC-Nevada  has
                    ----------------------------------------
complied with all applicable statutes and regulations of any federal, state, or other governmental entity or agency thereof, except to the extent that noncompliance would not materially and adversely affect the business, operations, properties, assets, or condition of PTC-Nevada or except to the extent that noncompliance would not result in the incurrence of any material liability for PTC-Nevada.

      Section  1.15   INSURANCE.  All the insurable properties of PTC-Nevada are
                      ---------
insured in their full replacement value against all risks customarily insured against by persons operating similar properties in localities where such properties are located and under valid and enforceable policies by insurers of recognized responsibility. Such policy or policies containing substantially equivalent coverage will be outstanding on the date of consummation of the transactions contemplated by this Agreement.

     Section  1.16  APPROVAL OF AGREEMENT.  The board of directors of PTC-Nevada
                    ---------------------
has authorized the execution and delivery of this Agreement and has approved the transactions contemplated hereby, and approved the submission of this Agreement and the transactions contemplated hereby to the shareholders of PTC-Nevada for their approval with the recommendation that the reorganization be accepted.

     Section 1.17  MATERIAL TRANSACTIONS OR AFFILIATIONS.  Set forth in Schedule
                   -------------------------------------
1.17 is a description of every material contract, agreement, or arrangement between PTC-Nevada and any predecessor and any person who was at the time of such contract, agreement, or arrangement an officer, director, or person owning of record, or known by PTC-Nevada to own beneficially, 5% or more of the issued and outstanding common stock of PTC-Nevada and which is to be performed in whole or in part after the date hereof or which was entered into not more than three years prior to the date hereof. In all of such transactions, the amount paid or received, whether in cash, in services, or in kind, is, had been during the full term thereof, and is required to be during the unexpired portion of the term thereof, no less favorable to PTC-Nevada than terms available from otherwise unrelated parties in arm's length transactions. Except as disclosed in Schedule
1.17 or otherwise disclosed herein, no officer, director, or 5% shareholder of PTC-Nevada has, or has had since inception of PTC-Nevada, any interest, direct or indirect, in any material transaction with PTC-Nevada. There are no commitments by PTC-Nevada, whether written or oral, to lend any funds to, borrow any money from, or enter into any other material transaction with, any such affiliated person.

     Section  1.18  LABOR  RELATIONS.  PTC-Nevada  has  not  had a work stoppage
                    ----------------
resulting from labor problems. To the knowledge of PTC-Nevada, no union or other collective bargaining organization is organizing or attempting to organize any employee of PTC-Nevada.

     Section  1.19  PTC-NEVADA SCHEDULES.  PTC-Nevada has delivered to PTC-Texas
                    --------------------
as part of this Agreement, the following additional schedules, all certified by the chief executive officer of PTC-Nevada as complete, true, and correct:

          (a) schedule 1.19(a)containing a description of all real property owned by PTC-Nevada, together with a description of every mortgage, deed of trust, pledge, lien, agreement, encumbrance, claim, or equity interest of any nature whatsoever in such real property;

          (b) schedule 1.19(b) listing the accounts receivable and notes and other obligations receivable of PTC-Nevadaas of June 30, 2000, or that arose thereafter other than in the ordinary course of business of PTC-Nevada, indicating the debtor and amount, and classifying the accounts to show in reasonable detail the length of time, if any, overdue, and stating the nature and amount of any refunds, set offs, reimbursements, discounts, or other adjustments which are in the aggregate material and due to or claimed by such creditor;

          (c) schedule 1.19(c) listing the accounts payable and notes and other obligations payable of PTC-Nevada as of June 30, 2000, or that arose thereafter other than in the ordinary course of the business of PTC-Nevada, indicating the creditor and amount, classifying the accounts to show in reasonable detail the length of time, if any, overdue, and stating the nature and amount of any refunds, set-offs, reimbursements, discounts, or other adjustments, which in the aggregate are material and due or payable to PTC-Nevada respecting such obligations;

          (d) schedule 1.19(d) containing a copy of the board of directors' and shareholders' minutes of PTC-Nevada since inception.

                                   ARTICLE  II

                   REPRESENTATIONS,  COVENANTS,  AND  WARRANTIES
                          OF  THE  PTC-TEXAS  SHAREHOLDERS

     As  an  inducement  to,  and  to  obtain  reliance of PTC-Nevada, PTC-Texas
Shareholders  represent  and  warrant  as  follows:

     Section  2.01  OWNERSHIP  OF  PTC-TEXAS SHARES.  Each PTC-Texas Shareholder
                    -------------------------------
hereby represents and warrants with respect to itself that it is the legal and beneficial owner of the number of PTC-Texas shares set forth opposite its name at the foot of this agreement, free and clear of any claims, charges, equities, liens, security interests, and encumbrances whatsoever, and each such shareholder has full right, power, and authority to transfer, assign, convey, and deliver its PTC-Texas shares; and delivery of such shares at the closing will convey to PTC-Nevada good and marketable title to such shares free and clear of any claims, charges, equities, liens, security interests, and encumbrances whatsoever.

                                   ARTICLE III

                   REPRESENTATIONS, COVENANTS, AND WARRANTIES
                     OF PTC-TEXAS AND PTC-TEXAS SHAREHOLDER

     As an inducement to, and to obtain the reliance of PTC-Nevada, PTC-Texas and the PTC-Texas Shareholders represent and warrant as follows:

     Section  3.01  ORGANIZATION.  PTC-Texas  is  a  corporation duly organized,
                    ------------
validly existing, and in good standing under the laws of the state of Texas. PTC-Texas has the corporate power and is duly authorized, qualified, franchised, and licensed under all applicable laws, regulations, ordinances, and orders of public authorities to own all of its properties and assets and to carry on its business in all material respects as it is now being conducted, including qualification to do business as a foreign corporation in the states in which the character and location of the assets owned by it or the nature of the business transacted by it requires qualification. Included in Schedule 3.01 are complete and correct copies of the articles of incorporation, as amended, and bylaws of PTC-Texas as in effect on the date hereof. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated by this Agreement in accordance with the terms hereof will not, violate any provision of these articles of incorporation or bylaws. PTC-Texas has taken all action required by laws, its articles of incorporation, its bylaws, or otherwise to authorize the execution and delivery of this Agreement. PTC-Texas has full power, authority, and legal right and has taken all action required by law, its articles of incorporation, bylaws, and otherwise to consummate the transactions herein contemplated.

     Section  3.02  CAPITALIZATION.  The  authorized capitalization of PTC-Texas
                    --------------
consists of 10,000,000 shares of common stock, no par value per share, of which 2,625,000 shares are currently issued and outstanding. A shareholder list is set forth in Schedule A-1. All issued and outstanding shares are legally issued, fully paid, and non-assessable and not issued in violation of the pre-emptive or other rights of any person. There are no options, warrants, rights or convertible securities outstanding to purchase any capital stock of PTC-Nevada.

     Section  3.03  SUBSIDIARIES  AND  PREDECESSOR CORPORATIONS.  PTC-Texas does
                    -------------------------------------------
not have any subsidiaries and does not own, beneficially or of record, any shares of any other corporation.

     Section  3.04  FINANCIAL  STATEMENTS.
                    ---------------------

          (a) Included in Schedule 3.04 (a) is an unaudited balance sheet of PTC-Texas at June 30, 2000, together with an unaudited statement of operations and cash flow for the period from inception (July 2, 1999) to June 30, 2000.


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
          (b) All such financial statements have been prepared in accordance with generally accepted accounting principles. The audited balance sheet presents fairly as of its date the financial condition of PTC-Texas. PTC-Texas did not have, as of the date of such balance sheet, except as and to the extent reflected or reserved against therein, any liabilities or obligations (absolute or contingent) which should be reflected in a balance sheet or the notes thereto, prepared in accordance with generally accepted accounting principles, and all assets reflected therein are properly reported and present fairly the value of the assets of PTC-Texas in accordance with generally accepted accounting principles. The statements of income, stockholders' equity, and changes in financial condition reflect fairly the information required to be set forth therein by generally accepted accounting principles.

          (c) PTC-Texas has filed all state, federal, and local income tax returns required to be filed by it from inception to the date hereof. Included in Schedule 3.04(b) are true and correct copies of the federal income tax returns of PTC-Texas. None of such federal income tax returns have been examined by the Internal Revenue Service. Each of such income tax returns reflects the taxes due for the period covered thereby, except for amounts which, in the aggregate, are immaterial.

          (d) PTC-Texas does not owe any unpaid federal, state, county, local, or other taxes (including any deficiencies, interest, or penalties) through the date hereof, for which PTC-Texas may be liable in its own right or as a transferee of the assets of, or as a successor to, any other corporation or entity. Furthermore, except as accruing in the normal course of business, PTC-Texas does not owe any accrued and unpaid taxes to date of this Agreement.

          (e) The books and records, financial and otherwise, of PTC-Texas are in all material respects complete and correct and have been maintained in accordance with good business and accounting practices.

          (f) PTC-Texas has good and marketable title to its assets and, except as set forth in Schedule 3.04(f) or the financial statements of PTC-Texas or the notes thereto, has no material contingent liabilities, direct or indirect, matured or unmatured.

     Section  3.05  INFORMATION.  The information concerning PTC-Texas set forth
                    -----------
in this Agreement and in Schedules attached hereto is complete and accurate in all material respects and does not contain any untrue statement of a material fact or omit to state a material fact required to make the statements made, in light of the circumstances under which they were made, not misleading.

     Section  3.06  OPTIONS  OR  WARRANTS.  There  are  no  existing  options,
                    ---------------------
warrants, calls, or commitments of any character relating to the authorized and unissued PTC-Texas common stock.

     Section 3.07  ABSENCE OF CERTAIN CHANGES OR EVENTS.  Except as set forth in
                   ------------------------------------
this  Agreement  or  Schedule  3.07,  since  June  30,  2000:

          (a) there has not been (i) any material adverse change in the business, operations, properties, assets, or condition of PTC-Texas; or
     (ii) any damage, destruction, or loss to PTC-Texas (whether or not covered by insurance) materially and adversely affecting the business, operations, properties, assets, or condition of PTC-Texas;

          (b) PTC-Texas has not (i) amended its certificate of incorporation or bylaws; (ii) declared or made, or agreed to declare or make, any payment of dividends or distributions of any assets of any kind whatsoever to stockholders or purchased or redeemed, or agreed to purchase or redeem, any of its capital stock; (iii) waived any rights of value which in the aggregate are extraordinary or material considering the business of PTC-Texas; (iv) made any material change in its method of management, operation, or accounting; (v) entered into any other material transaction;
     (vi) made any accrual or arrangement for payment of bonuses or special compensation of any kind or any severance or termination pay to any present or former officer or employee; (vii) increased the rate of compensation payable or to become payable by it to any of its officers or directors or any of its employees whose monthly compensation exceeds $5,000; or (viii) made any increase in any profit sharing, bonus, deferred compensation, insurance, pension, retirement, or other employee benefit plan, payment, or arrangement made to, for, or with its officers, directors, or employees;

          (c) PTC-Texas has not (i) borrowed or agreed to borrow any funds or incurred, or become subject to, any material obligation or liability (absolute or contingent) except liabilities incurred in the ordinary course of business; (ii) paid any material obligation or liability (absolute or contingent) other than current liabilities reflected in or shown on the most recent PTC-Texas balance sheet, and current liabilities incurred since that date in the ordinary course of business; (iii) sold or transferred, or agreed to sell or transfer, any of its assets, properties, or rights (except assets, properties, or rights not used or useful in its business which, in the aggregate have a value of less than $10,000), or canceled, or agreed to cancel, any debts or claims (except debts or claims which in the aggregate are of a value of less than $10,000); (iv) made or permitted any amendment or termination of any contract, agreement, or license to which it is a party if such amendment or termination is material, considering the business of PTC-Texas; or (v) issued, delivered, or agreed to issue or deliver any stock, bonds or other corporate securities including debentures (whether authorized and unissued or held as treasury stock); and

          (d) to the best knowledge of the PTC-Texas Shareholders, PTC-Texas has not become subject to any law or regulation which materially and adversely affects, or in the future may adversely affect, the business, operations, properties, assets, or condition of PTC-Texas.

     Section  3.08  TITLE AND RELATED MATTERS. PTC-Texas has good and marketable
                    -------------------------
title to all of its properties, inventory, interests in properties, and assets, real and personal, which are reflected in the most recent balance sheet or acquired after that date (except properties, interests in properties, and assets sold or otherwise disposed of since such date in the ordinary course of business), free and clear of all liens, pledges, charges, or encumbrances except
(a) statutory liens or claims not yet delinquent; (b) such imperfections of title and easements as do not and will not materially detract from or interfere with the present or proposed use of the properties subject thereto or affected thereby or otherwise materially impair present business operations on such properties; and (c) as described in Schedule 3.08. Except as set forth in
Schedule 3.08, PTC-Texas owns, free and clear of any liens, claims, encumbrances, royalty interests, or other restrictions or limitations of any nature whatsoever, any and all products it is currently manufacturing, including the underlying technology and data, and all procedures, techniques, marketing plans, business plans, methods of management, or other information utilized in connection with PTC-Texas's business. Except as set forth in Schedule 3.08, no third party has any right to, and PTC-Texas has not received any notice of infringement of or conflict with asserted rights of others with respect to any product, technology, data, trade secrets, know-how, proprietary techniques, trademarks, service marks, tradenames, or copyrights which, singly or in the aggregate, if the subject of an unfavorable decision, ruling, or finding, would have a materially adverse affect on the business, operations, financial condition, income, or business prospects of PTC-Texas or any material portion of its properties, assets, or rights.

     Section  3.09  LITIGATION  AND  PROCEEDINGS.  There  are no actions, suits,
                    ----------------------------
proceedings, or investigations pending or, to the knowledge of PTC-Texas or the PTC-Texas Shareholders after reasonable investigation, threatened by or against PTC-Texas or affecting PTC-Texas or its properties, at law or in equity, before any court or other governmental agency or instrumentality, domestic or foreign, or before any arbitrator of any kind. PTC-Texas or the PTC-Texas Shareholders do not have any knowledge of any default on its part with respect to any judgment, order, writ, injunction, decree, award, rule, or regulation of any court, arbitrator, or governmental agency or instrumentality or of any circumstances which, after reasonable investigation, would result in the discovery of such a default.

     Section  3.10  CONTRACTS.
                    ---------

          (a) Except as included or described in Schedule 3.10, there are no material contracts, agreements, franchises, license agreements, or other commitments to which PTC-Texas is a party or by which it or any of its assets, products, technology, or properties are bound;

          (b) All contracts, agreements, franchises, license agreements, and other commitments to which PTC-Texas is a party or by which its properties are bound and which are material to the operations of PTC-Texas taken as a whole are valid and enforceable by PTC-Texas in all respects, except as limited by bankruptcy and insolvency laws and by other laws affecting the rights of creditors generally;

          (c) PTC-Texas is not a party to or bound by, and the properties of PTC-Texas are not subject to, any contract, agreement, other commitment or instrument; any charter or other corporate restriction; or any judgment, order, writ, injunction, decree, or award which materially and adversely affects, or in the future may (as far as PTC-Texas can now foresee) materially and adversely affect, the business, operations, properties, assets, or condition of PTC-Texas; and

          (d) Except as included or described in Schedule 3.10 or reflected in the most recent PTC-Texas balance sheet, PTC-Texas is not a party to any oral or written (i) contract for the employment of any officer or employee which is not terminable on 30 days or less notice; (ii) profit sharing, bonus, deferred compensation, stock option, severance pay, pension benefit or retirement plan, agreement, or arrangement covered by Title IV of the Employee Retirement Income Security Act, as amended; (iii) agreement, contract, or indenture relating to the borrowing of money; (iv) guaranty of any obligation, other than one on which PTC-Texas is a primary obligor, for the borrowing of money or otherwise, excluding endorsements made for collection and other guaranties of obligations, which, in the aggregate do not exceed more than one year or providing for payments in excess of $10,000 in the aggregate; (vi) collective bargaining agreement; (vii) agreement with any present or former officer or director of PTC-Texas or
     (viii) contract, agreement, or other commitment involving payments by it of more than $10,000 in the aggregate.

     Section  3.11  MATERIAL  CONTRACT DEFAULTS.  PTC-Texas is not in default in
                    ---------------------------
any material respect under the terms of any outstanding contract, agreement, lease, or other commitment which is material to the business, operations, properties, assets, or condition of PTC-Texas and there is no event of default in any material respect under any such contract, agreement, lease, or other commitment in respect of which PTC-Texas or the PTC-Texas Shareholders have not taken adequate steps to prevent such a default from occurring.

     Section  3.12  NO  CONFLICT  WITH OTHER INSTRUMENTS.  The execution of this
                    ------------------------------------
Agreement and the consummation of the transactions contemplated by this Agreement will not result in the breach of any term or provision of, or constitute an event of default under, any material indenture, mortgage, deed of trust, or other material contract, agreement, or instrument to which PTC-Texas is a party or to which any of its properties or operations are subject.

     Section  3.13  GOVERNMENTAL  AUTHORIZATIONS.  PTC-Texas  has  all licenses,
                    ----------------------------
franchises, permits, and other governmental authorizations that are legally required to enable it to conduct its business in all material respects as conducted on the date hereof. Except for compliance with federal and state securities and corporation laws, as hereinafter provided, no authorization, approval, consent, or order of, or registration, declaration, or filing with, any court or other governmental body is required in connection with the execution and delivery by PTC-Texas of this Agreement and the consummation by PTC-Texas of the transactions contemplated hereby.

     Section 3.14  COMPLIANCE WITH LAWS AND REGULATIONS.  PTC-Texas has complied
                   ------------------------------------
with all applicable statutes and regulations of any federal, state, or other governmental entity or agency thereof, except to the extent that noncompliance would not materially and adversely affect the business, operations, properties, assets, or condition of PTC-Texas or except to the extent that noncompliance would not result in the incurrence of any material liability for PTC-Texas.

      Section  3.15   INSURANCE.  All  the insurable properties of PTC-Texas are
                      ---------
insured in their full replacement value against all risks customarily insured against by persons operating similar properties in localities where such properties are located and under valid and enforceable policies by insurers of recognized responsibility. Such policy or policies containing substantially equivalent coverage will be outstanding on the date of consummation of the transactions contemplated by this Agreement.

     Section  3.16  APPROVAL  OF AGREEMENT.  The board of directors of PTC-Texas
                    ----------------------
has authorized the execution and delivery of this Agreement and has approved the transactions contemplated hereby.

     Section 3.17  MATERIAL TRANSACTIONS OR AFFILIATIONS.  Set forth in Schedule
                   -------------------------------------
3.17 is a description of every material contract, agreement, or arrangement between PTC-Texas and any predecessor and any person who was at the time of such contract, agreement, or arrangement an officer, director, or person owning of record, or known by PTC-Texas or PTC-Texas Shareholders to own beneficially, 5% or more of the issued and outstanding common stock of PTC-Texas and which is to be performed in whole or in part after the date hereof or which was entered into not more than three years prior to the date hereof. In all of such transactions, the amount paid or received, whether in cash, in services, or in kind, is, had been during the full term thereof, and is required to be during the unexpired portion of the term thereof, no less favorable to PTC-Texas than terms available from otherwise unrelated parties in arm's length transactions. Except as disclosed in Schedule 3.17 or otherwise disclosed herein, no officer, director, or 5% shareholder of PTC-Texas has, or has had since inception of PTC-Texas, any interest, direct or indirect, in any material transaction with PTC-Texas. There are no commitments by PTC-Texas, whether written or oral, to lend any funds to, borrow any money from, or enter into any other material transaction with, any such affiliated person.

     Section  3.18  LABOR  RELATIONS.  PTC-Texas  has  not  had  a work stoppage
                    ----------------
resulting from labor problems. To the knowledge of PTC-Texas and PTC-Texas Shareholders, no union or other collective bargaining organization is organizing or attempting to organize any employee of PTC-Texas.

     Section  3.19 PTC-TEXAS SCHEDULES.  PTC-Texas has delivered to PTC-Texas as
                   -------------------
part of this Agreement, the following additional schedules, all certified by the chief executive officer of PTC-Texas as complete, true, and correct:

          (a) schedule 3.19(a) containing a description of all real property owned by PTC-Texas, together with a description of every mortgage, deed of trust, pledge, lien, agreement, encumbrance, claim, or equity interest of any nature whatsoever in such real property;

          (b) schedule 3.19(b) listing the accounts receivable and notes and other obligations receivable of PTC-Texas as of June 30, 2000, or that arose thereafter other than in the ordinary course of business of PTC-Texas, indicating the debtor and amount, and classifying the accounts to show in reasonable detail the length of time, if any, overdue, and stating the nature and amount of any refunds, set offs, reimbursements, discounts, or other adjustments which are in the aggregate material and due to or claimed by such creditor;

          (c) schedule 3.19(c) listing the accounts payable and notes and other obligations payable of PTC-Texas as of June 30, 2000, or that arose thereafter other than in the ordinary course of the business of PTC-Texas, indicating the creditor and amount, classifying the accounts to show in reasonable detail the length of time, if any, overdue, and stating the nature and amount of any refunds, set-offs, reimbursements, discounts, or other adjustments, which in the aggregate are material and due or payable to PTC-Texas respecting such obligations;

          (d) schedule 3.19(d) containing a copy of the board of directors' and shareholders' minutes of PTC-Texas since inception.

                                   ARTICLE IV

                                PLAN OF EXCHANGE

     Section  4.01       THE  EXCHANGE.   On  the  terms  and  subject  to  the
                         -------------
conditions set forth in this Agreement, on the Closing Date (as defined in Section 4.05), each of the PTC-Texas Shareholders hereby agrees to assign, transfer, and deliver to PTC-Nevada, free and clear of all liens, pledges, encumbrances, charges, restrictions, or known claims of any kind, nature, or description, the number of shares of common stock of PTC-Texas set after his signature at the foot of this Agreement, in the aggregate constituting all of the issued and outstanding shares of common stock of PTC-Texas, or 2,625,000 shares, and PTC-Nevada agrees to acquire such shares on such date by issuing and delivering in exchange therefor solely shares of PTC-Nevada restricted common stock, par value $0.001, in the amount of one (1) share of PTC-Nevada for each outstanding share of PTC-Texas, or an aggregate amount of 2,625,000 shares of PTC-Nevada common stock, or approximately 65.6%of the outstanding shares of PTC-Nevada common stock to be issued and outstanding, all of which shall be subject to the provisions of this Agreement (the "Exchanged PTC-Nevada Stock").

At the Closing, each of the PTC-Texas Shareholders shall, on surrender of his certificate or certificates representing such PTC-Texas shares to the registrar and transfer agent, be entitled to receive a certificate or certificates evidencing shares of the Exchanged PTC-Nevada Stock as provided herein. Upon the consummation of the transaction contemplated herein, all shares of capital stock of PTC-Texas shall be held by PTC-Nevada.

     Section  4.02  RESERVED.
                    --------

     Section  4.03  CLOSING.  The  closing  ("Closing")  of  the  transactions
                    -------
contemplated by this Agreement shall be on a date and at such time as the parties may agree ("Closing Date"), within the ten-day period commencing with the last to occur of the following: the PTC-Nevada shareholders' meeting or such date as may be prescribed by any federal or state regulatory agency or authority prior to which the transactions contemplated hereby may not be effectuated. Such Closing shall take place at a mutually agreeable time and place.

     Section  4.06  CLOSING  EVENTS.  At  the  Closing,  each  of the respective
                    ---------------
parties hereto shall execute, acknowledge, and deliver (or shall cause to be executed, acknowledged, and delivered) any and all certificates, opinions, financial statements, schedules, agreements, resolutions, rulings, or other instruments required by this Agreement to be so delivered at or prior to the Closing, together with such other items as may be reasonably requested by the parties hereto and their respective legal counsel in order to effectuate or evidence the transactions contemplated hereby.

                                    ARTICLE V

                                SPECIAL COVENANTS

     Section  5.01  STOCKHOLDER  MEETING  OF PTC-NEVADA.  As soon as practicable
                    -----------------------------------
following the execution of this Agreement, and prior to the Closing, PTC-Nevada shall call a special meeting of its shareholders to approve the following proposals:

          (a)     the   authorization  and  approval  of  this Agreement and the
     transactions contemplated thereby; and

          (B) to take such other actions as the directors may determine are appropriate.

     Section  5.02  ACCESS  TO PROPERTIES AND RECORDS.  PTC-Nevada and PTC-Texas
                    ---------------------------------
will each afford to the officers and authorized representatives of the other full access to the properties, books, and records of each other as the case may be, in order that each may have full opportunity to make such reasonable investigation as it shall desire to make of the affairs of the other, and each will furnish the other with such additional financial and operating data and other information as to the business and properties of each other, as the case may be, as the other shall from time to time reasonably request.

     Section  5.03  DELIVERY OF BOOKS AND RECORDS.  At the Closing, each company
                    -----------------------------
shall deliver each other the originals of the corporate minute books, books of account, contracts, records, and all other books or documents now in each company's possession or its representatives.

     Section 5.04  SPECIAL COVENANTS AND REPRESENTATIONS REGARDING THE EXCHANGED
                   -------------------------------------------------------------
STOCK.  The  consummation  of  this  Agreement  and  the  transactions  herein
-----
contemplated, including the issuance of the Exchanged PTC-Nevada Stock to the shareholders of PTC-Texas as contemplated hereby, constitutes the offer and sale of securities under the Securities Act and applicable state statutes. Such transaction shall be consummated in reliance on exemptions from the registration and prospectus delivery requirements of such statutes which depend, inter alia, upon the circumstances under which the PTC-Texas Shareholders acquire such securities. In connection with reliance upon exemptions from the registration and prospectus delivery requirements for such transactions, at the Closing the PTC-Texas Shareholders shall deliver to PTC-Nevada letters of representation in the form attached hereto as Schedule 5.04.

     Section  5.05  THIRD  PARTY  CONSENTS  AND  CERTIFICATES.  PTC-Nevada  and
                    -----------------------------------------
PTC-Texas agree to cooperate with each other in order to obtain any required third party consents to this Agreement and the transactions herein and therein contemplated.

     Section  5.06  ACTIONS  PRIOR  TO  CLOSING.
                    ---------------------------

          (a) From and after the date of this Agreement until the Closing Date and except as set forth in the Agreement or Schedules attached hereto or as permitted or contemplated by this Agreement, PTC-Nevada and PTC-Texas respectively, will each:

               (i) carry on its business in substantially the same manner as it has heretofore;

               (ii) maintain and keep its properties in states of good repair and condition as at present, except for depreciation due to ordinary wear and tear and damage due to casualty;

               (iii) maintain in full force and effect insurance comparable in amount and in scope of coverage to that now maintained by it;

               (iv) perform in all material respects all of its obligation under material contracts, leases, and instruments relating to or affecting its assets, properties, and business;

               (v) use its best efforts to maintain and preserve its business organization intact, to retain its key employees, and to maintain its relationship with its material suppliers and customers; and

               (vi) fully comply with and perform in all material respects all obligations and duties imposed on it by all federal and state laws and all rules, regulations, and orders imposed by federal or state governmental authorities.

          (b) From and after the date of this Agreement until the Closing Date, neither PTC-Texas nor PTC-Nevada will:

               (i) make any change in their articles of incorporation (except as provided for in Section 5.01) or bylaws;

               (ii) take any action described in section 1.07 in the case of PTC-Nevada , or in section 3.07, in the case of PTC-Texas (all except as permitted therein or as disclosed in the applicable party's schedules); or

               (iii) enter into or amend any contract, agreement, or other instrument of any of the types described in such party's schedules, except that a party may enter into or amend any contract, agreement, or other instrument in the ordinary course of business involving the sale of goods or services.

     Section  5.07  INDEMNIFICATION.
                    ---------------

          (a) PTC-Texas and the PTC-Texas Shareholders hereby agree to indemnify PTC-Nevada and each of the officers, agents and directors of PTC-Nevada as of the date of execution of this Agreement against any loss, liability, claim, damage, or expense (including, but not limited to, any and all expense whatsoever reasonably incurred in investigating, preparing, or defending against any litigation, commenced or threatened, or any claim whatsoever), to which it or they may become subject arising out of or based on any inaccuracy appearing in or misrepresentation made under Article III of this Agreement. The indemnification provided for in this paragraph shall survive the Closing and consummation of the transactions contemplated hereby and termination of this Agreement. Indemnification shall include the right of the indemnified party to set-off with prior notice.

          (b) PTC-Nevada hereby agrees to indemnify PTC-Texas and each of the officers, agents and directors of PTC-Texas as of the date of execution of this Agreement against any loss, liability, claim, damage, or expense (including, but not limited to, any and all expense whatsoever reasonably incurred in investigating, preparing, or defending against any litigation, commenced or threatened, or any claim whatsoever), to which it or they may become subject arising out of or based on any inaccuracy appearing in or misrepresentation made under Article I of this Agreement. The indemnification provided for in this paragraph shall survive the Closing and consummation of the transactions contemplated hereby and termination of this Agreement. Indemnification shall include the right of the indemnified party to set-off with prior notice.

                                   ARTICLE VI

                CONDITIONS PRECEDENT TO OBLIGATIONS OF PTC-NEVADA

     The obligations of PTC-Nevada under this Agreement are subject to the satisfaction, at or before the Closing Date, of the following conditions:

     Section  6.01  ACCURACY  OF  REPRESENTATIONS.  The  representations  and
                    -----------------------------
warranties made by PTC-Texas and the PTC-Texas Shareholders in this Agreement were true when made and shall be true at the Closing Date with the same force and effect as if such representations and warranties were made at and as of the Closing Date (except for changes therein permitted by this Agreement), and PTC-Texas and the PTC-Texas Shareholders shall have performed or complied with all covenants and conditions required by this Agreement to be performed or complied with by PTC-Texas and the PTC-Texas Shareholders prior to or at the Closing. PTC-Texas shall be furnished with a certificate, signed by a duly authorized officer of PTC-Texas and dated the Closing Date, to the foregoing effect.

     Section 6.02  OFFICER'S CERTIFICATES.  PTC-Nevada shall have been furnished
                   ----------------------
with a certificate dated the Closing Date and signed by a duly authorized officer of PTC-Texas to the effect that no litigation, proceeding, investigation, or inquiry is pending or, to the best knowledge of PTC-Texas threatened, which might result in an action to enjoin or prevent the consummation of the transactions contemplated by this Agreement.

     Section 6.03  NO MATERIAL ADVERSE CHANGE.  Prior to the Closing Date, there
                   --------------------------
shall not have occurred any material adverse change in the financial condition, business, or operations of PTC-Texas nor shall any event have occurred which, with the lapse of time or the giving of notice, may cause or create any material adverse change in the financial condition, business, or operations of PTC-Texas.

     Section  6.04  GOOD STANDING.  PTC-Nevada shall have received a certificate
                    -------------
of good standing from the Secretary of State of the State of Texas or other appropriate office, dated as of a date within ten days prior to the Closing Date certifying that PTC-Texas is in good standing as a corporation in the state of Texas and has filed all tax returns required to have been filed by it to date and has paid all taxes reported as due thereon.

     Section  6.05   OTHER  ITEMS.
                     ------------

          (a) PTC-Nevada shall have received uniform commercial code certificates from the appropriate state of local authority or agency for each county and state in which any personal property of PTC-Texas with a value in excess $1,000 is situated, dated as of the Closing Date, to the effect that there are no liens on such personal property, other than those disclosed in a Schedule attached hereto.

          (b)     PTC-Nevada   shall  have   received  such  further  documents,
     certificates, or instruments relating to the transactions contemplated hereby as PTC-Nevada may reasonably request.

                                   ARTICLE VII

                CONDITIONS PRECEDENT TO OBLIGATIONS OF PTC-TEXAS
                         AND THE PTC-TEXAS SHAREHOLDERS

     The obligations of PTC-Texas and the PTC-Texas Shareholders under this Agreement are subject to the satisfaction, at or before the Closing Date, of the following conditions:

     Section  7.01  ACCURACY  OF  REPRESENTATIONS.  The  representations  and
                    -----------------------------
warranties made by PTC-Nevada in this Agreement were true when made and shall be true as of the Closing Date (except for changes therein permitted by this Agreement) with the same force and effect as if such representations and warranties were made at and as of the Closing Date, and PTC-Nevada shall have performed and complied with all covenants and conditions required by this Agreement to be performed or complied with by PTC-Nevada prior to or at the Closing. PTC-Texas shall have been furnished with a certificate, signed by a duly authorized executive officer of PTC-Nevada and dated the Closing Date, to the foregoing effect.

     Section  7.02  STOCKHOLDER  APPROVAL.  The stockholders of PTC-Nevada shall
                    ---------------------
have approved this Agreement, the transactions contemplated hereby, and the other matters described in Section 4.01.

     Section  7.03  OFFICER'S  CERTIFICATE.  PTC-Texas shall have been furnished
                    ----------------------
with a certificate dated the Closing Date and signed by a duly authorized executive officer of PTC-Nevada to the effect that no litigation, proceeding, investigation, or inquiry is pending or, to the best knowledge of PTC-Nevada threatened, which might result in an action to enjoin or prevent the consummation of the transactions contemplated by this Agreement.

     Section 7.04  NO MATERIAL ADVERSE CHANGE.  Prior to the Closing Date, there
                   --------------------------
shall not have occurred any material adverse change in the financial condition, business, or operations of PTC-Nevada nor shall any event have occurred which, with the lapse of time or the giving of notice, may cause or create any material adverse change in the financial condition, business, or operations of PTC-Nevada.

     Section  7.05  GOOD  STANDING.  PTC-Texas shall have received a certificate
                    --------------
of good standing from the Secretary of State of the State of Nevada or other appropriate office, dated as of a date within ten days prior to the Closing Date certifying that PTC-Nevada is in good standing as a corporation in the State of Nevada and has filed all tax returns required to have been filed by it to date and has paid all taxes reported as due thereon.

     Section  7.06  OTHER  ITEMS.
                    ------------

          (a) PTC-Texas shall have received uniform commercial code certificates from the appropriate state of local authority or agency for each county and state in which any personal property of PTC-Nevada with a value in excess $1,000 is situated, dated as of the Closing Date, to the effect that there are no liens on such personal property, other than those disclosed in a Schedule attached hereto.

          (b) PTC-Texas shall have received a shareholders list of PTC-Nevada containing the name, address, and number of shares held by each PTC-Nevada shareholder as of the date of Closing certified by an executive officer of PTC-Nevada as being true, complete, and accurate.

          (c)     PTC-Texas  shall  have  received   such   further   documents,
     certificates, or instruments relating to the transactions contemplated hereby as PTC-Texas may reasonably request.

                                  ARTICLE VIII
                                  MISCELLANEOUS

     Section  8.01  BROKERS.  PTC-Nevada  and PTC-Texas agree that there were no
                    -------
finders or brokers involved in bringing the parties together or who were instrumental in the negotiation, execution, or consummation of this Agreement, except Capital Solutions, which PTC-Texas has agreed to issue a warrant.
PTC-Texas and PTC-Nevada each agree to indemnify the other against any claim by any third person other than those described above for any commission, brokerage, or finders' fee arising from the transactions contemplated hereby based on any alleged agreement or understanding between the indemnifying party and such third person, whether express or implied from the actions of the indemnifying party.

     Section  8.02  GOVERNING  LAW.  This  Agreement  shall  be  governed  by,
                    --------------
enforced, and construed under and in accordance with the laws of the United States of America and, with respect to matters of state law, with the laws of Texas.

     Section  8.03  NOTICES.  Any  notices  or  other communications required or
                    -------
permitted hereunder shall be sufficiently given if personally delivered to it or sent by registered mail or certified mail, postage prepaid, or by prepaid telegram addressed as follows:

          If  to  PTC-Nevada,  to:          Prepaid Telecom Corporation - NEVADA
                                            5903  Richmond  Avenue
                                            Houston,  Texas  77057


          If  to  PTC-Texas  to:            Mr. Patrick Stephenson,  President
                                            Prepaid Telecom Corporation - TEXAS
                                            5903  Richmond  Avenue
                                            Houston,  Texas  77057


or such other addresses as shall be furnished in writing by any party in the manner for giving notices hereunder, and any such notice or communication shall be deemed to have been given as of the date so delivered, mailed, or telegraphed.

     Section  8.04  ATTORNEY'S FEES.  In the event that any party institutes any
                    ---------------
action or suit to enforce this Agreement or to secure relief from any default hereunder or breach hereof, the breaching party or parties shall reimburse the non-breaching party or parties for all costs, including reasonable attorneys' fees, incurred in connection therewith and in enforcing or collecting any judgment rendered therein.

     Section  8.05  CONFIDENTIALITY.  Each  party  hereto  agrees with the other
                    ---------------
parties that, unless and until the transactions contemplated by this Agreement have been consummated, it and its representatives will hold in strict confidence all data and information obtained with respect to another party or any subsidiary thereof from any representative, officer, director, or employee, or from any books or records or from personal inspection, os such other party, and shall not use such data or information or disclose the same to others, except
(i) to the extent such data or information is published, is a matter of public knowledge, or is required by law to be published; and (ii) to the extent that such data or information must be used or disclosed in order to consummate the transactions contemplated by this Agreement.

     Section  8.06  SCHEDULES;  KNOWLEDGE.  Each  party is presumed to have full
                    ---------------------
knowledge of all information set forth in the other party's schedules delivered pursuant to this Agreement.

     Section  8.07  THIRD  PARTY BENEFICIARIES.  This contract is solely between
                    --------------------------
PTC-Nevada and PTC-Texas and the PTC-Texas Shareholders, and, except as specifically provided, no director, officer, stockholder, employee, agent, independent contractor, or any other person or entity shall be deemed to be a third party beneficiary of this Agreement.

     Section  8.08  ENTIRE  AGREEMENT.  This  Agreement  represents  the  entire
                    -----------------
agreement between the parties relating to the subject matter hereof, including this Agreement alone fully and completely expresses the agreement of the parties relating to the subject matter hereof. There are no other courses of dealing, understandings, agreements, representations, or warranties, written or oral, except as set forth herein.

     Section  8.09  SURVIVAL; TERMINATION.  The representations, warranties, and
                    ---------------------
covenants of the respective parties shall survive the Closing Date and the consummation of the transactions herein contemplated.

     Section  8.10  COUNTERPARTS.  This  Agreement  may  be executed in multiple
                    ------------
counterparts, each of which shall be deemed an original and all of which taken together shall be but a single instrument.

     Section  8.11  AMENDMENT OR WAIVER.  Every right and remedy provided herein
                    -------------------
shall be cumulative with every other right and remedy, whether conferred herein, at law, or in equity, and may be enforced concurrently herewith, and no waiver by any party of the performance of any obligation by the other shall be construed as a waiver of the same or any other default then, theretofore, or thereafter occurring or existing. At any time prior to the Closing Date, this Agreement may be amended by a writing signed by all parties hereto, with respect to any of the terms contained herein, and any term or condition of this Agreement may be waived or the time for performance hereof may be extended by a writing signed by the party or parties for whose benefit the provision is intended.



      [THE REMAINDER OF THIS PAGE HAS BEEN INTENTIONALLY BEEN LEFT BLANK.]

     IN WITNESS WHEREOF, the corporate parties hereto have caused this Agreement to be executed by their respective officers, hereunto duly authorized, as of the date first above-written.

                                           PREPAID TELECOM CORPORATION, A NEVADA
                                           CORPORATION


                                           By:  //s//  Patrick  Stephenson
                                              ----------------------------------
                                              Patrick  Stephenson,  President


                                           PREPAID TELECOM CORPORATION, A TEXAS
                                           CORPORATION


                                           By:  //s//   Patrick  Stephenson
                                              ----------------------------------
                                              Patrick  Stephenson,  President


                                           PTC-TEXAS  SHAREHOLDERS


                                           //s//   Patrick  Stephenson
                                           -------------------------------------
                                           Patrick Stephenson (2,493,750 Shares)


                                           //s//  Frank  Neukomm
                                           -------------------------------------
                                           Frank  Neukomm  (65,625  Shares)


                                           //s//  J.T.  Williams
                                           -------------------------------------
                                           J.T.  Williams  (65,625  Shares)

                                  SCHEDULE A-1



                              NUMBER OF PTC-TEXAS      CONVERTED TO NUMBER
PTC-TEXAS SHAREHOLDERS            SHARES HELD         OF SHARES OF PTC-NEVADA
----------------------            -----------         -----------------------


Patrick Stephenson                 2,493,750                  2,493,750


Frank Neukomm                         65,625                     65,625


J.T. Williams                         65,625                     65,625

                                LIST OF SCHEDULES


SCHEDULE        SCHEDULE DESCRIPTION
---------       --------------------

A-1             PTC-Texas Shareholders
1.01            PTC-Nevada Organization
1.02            PTC-Nevada Capitalization and Shareholder list
1.04(a)         PTC-Nevada Financial Statements
1.04(b)         PTC-Nevada Income Tax
1.07            PTC-Nevada Absence of Certain Changes or Events
1.08            PTC-Nevada Title and Related Matters
1.10            PTC-Nevada Contracts
1.17            PTC-Nevada Material Transactions or Affiliations
1.19(a)         PTC-Nevada Real Property
1.19(b)         PTC-Nevada Accounts Receivable
1.19(c)         PTC-Nevada Accounts Payable
3.01            PTC-Texas Organization
3.04(a)         PTC-Texas Financial Statements
3.04(b)         PTC-Texas Income Tax
3.04(f)         PTC-Texas Assets
3.07            PTC-Texas Absence of Certain Changes or Events
3.08            PTC-Texas Title and Related Matters
3.10            PTC-Texas Contracts
3.17            PTC-Texas Material Transactions or Affiliations
3.19(a)         PTC-Texas Real Property
3.19(b)         PTC-Texas Accounts Receivable
3.19(c)         PTC-Texas Accounts Payable
5.04            Special Covenants and Representations Regarding the Exchange
                Stock